Exhibit 23.02

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Elantec Semiconductor, Inc. on Form S-8 of our report dated November 1, 1999, with respect to the consolidated financial statements and financial statement schedule of Elantec Semiconductor, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 1999.

                                           /s/ Deloitte & Touche LLP

San Jose, California
February 23, 2000